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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: DECEMBER 1, 2003
                        (Date of earliest event reported)


                               MCDATA CORPORATION
             (Exact name of registrant as specified in its charter)


     A DELAWARE CORPORATION             000-31257                84-1421844
(State or other Jurisdiction of     Commission File Number       IRS Employer
        Incorporation)                                        Identification No.


              380 INTERLOCKEN CRESCENT, BROOMFIELD, COLORADO 80021 (Address of principal executive offices, including Zip Code)


                         TELEPHONE NUMBER (720) 558-9200
              (Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibit

     99.1 Press Release of McDATA Corporation dated December 1, 2003

ITEM 9. REGULATION FD DISCLOSURE

     On December 1, 2003, McDATA Corporation ("McDATA") issued a press release, attached hereto as Exhibit 99.1, announcing Third Quarter 2003 results. Other information to be disclosed on the earnings call will be:

     o International revenues accounted for approximately 32% of McDATA's total revenues for third quarter 2003.

     o    McDATA's third quarter DSO was 58 days.

     o The increased competitive environment McDATA experienced in the second quarter of 2003 continued in the third quarter, and is expected to continue in the fourth quarter.

     o    Total port count decreased by 15% sequentially in the third quarter.

     o McDATA's sales of Director port cards and FlexPort upgrades increased in the third quarter, driven partially by marketing promotions, and McDATA expects lower attach rates of these upgrades in the fourth quarter.

     o While McDATA will not break out Nishan revenues in the future, Nishan contributed approximately $2.6M to total McDATA revenue in the third quarter.

     o McDATA is seeing a continuation of the competitive environment, which is driving longer sales cycles and continued pricing pressure.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On December 1, 2003, McDATA issued a press release, attached hereto as
Exhibit 99.1, announcing Third Quarter 2003 results.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MCDATA CORPORATION

                                        By: /s/ Thomas O. McGimpsey
                                            ------------------------------------
                                            Thomas O. McGimpsey
                                            VICE PRESIDENT, GENERAL COUNSEL AND
                                            CORPORATE SECRETARY

     Dated: December 1, 2003


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